As filed with the Securities and Exchange Commission on November 12, 2010

Registration No. 333-170316

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL GARDEN & PET COMPANY*

(Exact Name of Registrant as specified in its charter)

Delaware	5199	68-0275553
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1340 Treat Boulevard, Suite 600

Walnut Creek, California 94597

(925) 948-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William E. Brown

Chairman and Chief Executive Officer

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(925) 948-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

John F. Seegal

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Primary Offering
Debt Securities
Subsidiary Guarantees of Debt Securities (1)
Common Stock
Class A Common Stock
Preferred Stock
Warrants
Total Primary Offering			$1,000,000,000(2)	$71,300(3)
Secondary Offering
Class A Common Stock	3,219,885	$10.45(4)	$33,647,798	$2,399
Common Stock	1,395,063	$10.35(4)	$14,438,902	$1,030
Total				$74,729

(1)	Pursuant to Rule 457(n), there is no separate registration fee for the guarantees.
(2)	An indeterminate number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Subject to Rule 462(b) under the Securities Act of 1933, in no event will the aggregate initial offering price of such securities issued under this registration statement, exceed $1,000,000,000, or if any such securities are issued in any foreign currency units, the U.S. dollar equivalent of $1,000,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any such securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate amounts and numbers of common stock, Class A common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s Class A common stock and common stock, as applicable, as reported on the Nasdaq Global Select Market on October 29, 2010.

The registrant and the additional registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER	ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
All-Glass Aquarium Co., Inc.	Wisconsin	39-1144104	*
B2E Biotech, LLC	Delaware	20-228567	*
B2E Corporation	New York	11-3243032	*
Cedar Works, LLC	Ohio	31-1675814	*
Farnam Companies, Inc.	Arizona	86-0101524	*
Four Paws Products Ltd.	New York	11-2210716	*
Grant Laboratories, Inc.	California	94-2499748	*
Gro Tec, Inc.	Georgia	58-1734869	*
Gulfstream Home & Garden, Inc.	Florida	58-2255720	*
Interpet USA, LLC	Delaware	65-1217772	*
Kaytee Products, Incorporated	Wisconsin	39-0399490	*
Matson, LLC	Washington	20-0083295	*
Matthews Redwood and Nursery Supply, Inc.	California	94-3534820	*
New England Pottery, LLC	Delaware	57-1198837	*
Pennington Seed, Inc.	Delaware	58-2394553	*
Pennington Seed, Inc. of Nebraska	Nebraska	47-0792215	*
Pets International, Ltd.	Illinois	36-3390302	*
Seeds West, Inc.	Arizona	86-0811151	*
T.F.H. Publications, Inc.	Delaware	22-1918893	*
Wellmark International	California	94-3273583	*

*	The name, address, including zip code, and telephone number of the agent for service of process is William E. Brown, Central Garden & Pet Company, 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597 (925) 948-4000.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed since the issuer does not expect to meet the eligibility requirements for using its previously filed Registration Statement on Form S-3/ASR subsequent to the filing of its Form 10-K for the fiscal year ended September 25, 2010. The worldwide market value of the issuer’s outstanding voting and non-voting equity held by non-affiliates as of September 25, 2010 was approximately $548 million, which is less than the $700 million required for the continued use of Form S-3/ASR.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2010

PROSPECTUS

Debt Securities

Subsidiary Guarantees of Debt Securities

Common Stock

Class A Common Stock

Preferred Stock

Warrants

We will provide more specific terms of these securities in supplements to this prospectus or in one or more documents incorporated by reference into this prospectus. The prospectus supplements and documents incorporated by reference into this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, including any documents incorporated by reference into this prospectus, and the applicable prospectus supplement carefully before you invest.

We may offer up to $1,000,000,000 of these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 3,219,885 shares of Class A common stock and 1,395,063 shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. Our subsidiaries may guarantee any debt securities that we may offer pursuant to this prospectus and a prospectus supplement.

Our common stock and Class A common stock trade on the Nasdaq Global Select Market under the symbols “CENT” and “CENTA”, respectively.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See “Risk Factors“ on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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CENTRAL GARDEN & PET COMPANY

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products. We are one of the largest suppliers in the lawn and garden and pet supplies industries.

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Our lawn and garden supplies products include: proprietary and non-proprietary grass seed; wild bird feed, bird feeders, bird houses and other birding accessories; weed, grass, ant and other herbicide, insecticide and pesticide products; and decorative outdoor lifestyle and lighting products including pottery, trellises and other wood products and holiday lighting. These products are sold under a number of brand names including AMDRO®, GKI/Bethlehem Lighting, Grant’s, Ironite®, Lilly Miller®, Matthews Four Seasons™, New England Pottery®, Norcal Pottery®, Pennington®, Over’n Out®, Sevin®, The Rebels® and Smart Seed™.

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Our pet supplies products include: products for dogs and cats, including edible bones, premium healthy edible and non-edible chews, ultra-premium dog and cat food, leashes, collars, toys, pet carriers, grooming supplies and other accessories; products for birds, small animals and specialty pets, including food, cages and habitats, toys, chews and related accessories; animal and household health and insect control products; products for fish, reptiles and other aquarium-based pets, including aquariums, furniture and lighting fixtures, pumps, filters, water conditioners and supplements, and information and knowledge resources; and products for horses and livestock. These products are sold under a number of brand names including Adams™, All-Glass Aquarium®, Altosid, Aqueon™, BioSpot®, Breeder’s Choice®, Coralife®, Farnam® , Four Paws®, Interpet, Kaytee®, Kent Marine®, Nylabone®, Pet Select®, Pre Strike®, Oceanic Systems®, Super Pet®, TFH™, Zilla™ and Zodiac® .

We were incorporated in Delaware in June 1992 and are the successor to a California corporation that was incorporated in 1955. Our executive offices are located at 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597, and our telephone number is (925) 948-4000. Our website is located at www.central.com. The information on our website is not incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $1,000,000,000, and certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 3,219,885 shares of Class A common stock and up to 1,395,063 shares of common stock. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.”

In this prospectus we use the terms “Central,” “we,” “us,” “our,” and “our company” and similar phrases to refer to Central Garden & Pet Company, a Delaware corporation, and its consolidated subsidiaries.

SUBSIDIARY GUARANTORS

All-Glass Aquarium Co., Inc., B2E Biotech, LLC, B2E Corporation, Cedar Works, LLC, Farnam Companies, Inc., Four Paws Products Ltd., Grant Laboratories, Inc., Gro Tec, Inc., Gulfstream Home & Garden, Inc., Interpet USA, LLC, Kaytee Products, Incorporated, Matson, LLC, Matthews Redwood and Nursery Supply, Inc., New England Pottery, LLC, Inc., Pennington Seed, Inc., Pennington Seed, Inc. of Nebraska, Pets International, Ltd., Seeds West, Inc., T.F.H. Publications, Inc. and Wellmark International are 100% owned subsidiaries as of the date of this prospectus. These subsidiaries may unconditionally guarantee any series of debt securities of Central offered by this prospectus, as set forth in a related prospectus supplement.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading “Risk Factors” in the applicable supplement to this prospectus before investing in any securities that may be offered.

FORWARD-LOOKING STATEMENTS

Some statements and disclosures in this prospectus, including the documents incorporated by reference, are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, including the documents incorporated by reference. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including the factors described in the sections titled “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 26, 2009 and in our Quarterly Reports on Form 10-Q for the period ended December 26, 2009, March 27, 2010 and June 26, 2010. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. Presently known risk factors include, but are not limited to, the following factors:

•	seasonality and fluctuations in our operating results and cash flow;

•	fluctuations in market prices for seeds and grains;

•	declines in consumer spending during economic downturns;

•	inflation, deflation and other adverse macro-economic conditions;

•	supply shortages in small animals and pet birds;

•	adverse weather conditions;

•	fluctuations in energy prices, fuel and related petrochemical costs;

•	dependence on a few customers for a significant portion of our business;

•	consolidation trends in the retail industry;

•	uncertainty about new product innovations and marketing programs;

•	competition in our industries;

•	risks associated with our acquisition strategy;

•	dependence upon our key executive officers;

•	implementation of a new enterprise resource planning information technology system;

•	potential environmental liabilities;

•	risk associated with international sourcing;

•	litigation and product liability claims;

•	the voting power associated with our Class B stock; and

•	potential dilution from issuance of authorized shares.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Fiscal Year Ended					Nine-Month Period Ended June 26, 2010
September 24, 2005	September 30, 2006	September 29, 2007	September 27, 2008(1)	September 26, 2009
4.41	3.37	2.05	—	5.36	4.62

(1)	For the year ended September 27, 2008, earnings were insufficient to cover fixed charges by approximately $360.5 million, and the ratio for that fiscal year is not considered meaningful.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and minority interest and after eliminating undistributed earnings of equity method investees and before fixed charges. Fixed charges consist of interest expense incurred, the portion of rental expense under operating leases deemed by management to be representative of the interest factor and amortization of deferred financing costs.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

Overview

We may offer from time to time under this prospectus various series of debt securities, which may be senior or subordinated, which may include subsidiary guarantees of debt securities, shares of our common stock, Class A common stock and preferred stock, and warrants to purchase any of such securities with a total value up to $1,000,000,000, at prices and on terms to be determined by market conditions at the time of offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 3,219,885 shares of Class A common stock and 1,395,063 shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered.

This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement to be attached to the front of this prospectus will describe the specific amounts, prices and other important terms of the securities that we or any selling securityholder offer. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.” For more details on the terms of the securities, you should also read the exhibits filed with our registration statement, of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time in one or more distinct series, including senior debt securities and subordinated debt securities. This section summarizes the material terms of our senior and subordinated debt securities that are common to all series of such debt securities. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus. The senior debt securities will be issued under an indenture dated as of March 8, 2010, between us and Wells Fargo Bank, National Association, as trustee. The subordinated debt securities will be issued under an indenture between us and a bank or trust company which will be identified in a prospectus supplement, as trustee. The indentures for the senior and subordinated debt securities will be, subject to and governed by the Trust Indenture Act of 1939, as amended.

Senior and Subordinated Debt Securities

This section is a summary of the material terms of the indentures for the senior and subordinated debt securities and does not describe every aspect of the debt securities that may be issued under these indentures. We urge you to read the indentures for the senior and subordinated debt securities, because they, and not this description, define your rights as a holder of these debt securities. Some of the definitions are repeated in this section, but for the rest you will need to read the indentures for the senior and subordinated debt securities. We have filed the forms of the indentures for the senior and subordinated debt securities as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” and “Certain Documents Incorporated By Reference,” for information on how to obtain copies of the indentures.

We can issue an unlimited amount of debt securities under the indentures for the senior and subordinated debt securities. However, certain of our existing or future debt agreements may limit the amount of senior and subordinated debt securities we may issue. We can issue senior and subordinated debt securities from time to time and in one or more series as determined by us. In addition, we can issue senior and subordinated debt securities of any series with terms different from the terms of senior and subordinated debt securities of any other series and the terms of particular senior and subordinated debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of senior and subordinated debt securities. The senior and subordinated debt securities will be unsecured obligations of our company.

Because we may issue both senior debt securities and subordinated debt securities, our references in this section to the debt securities are to each of the senior and subordinated debt securities and our references to the indenture are to each of the indentures for the senior and subordinated debt securities, unless the context requires otherwise. In this section, we refer to these senior and subordinated debt securities collectively as the “debt securities” and we refer to the indentures for the senior and subordinated debt securities collectively as the “indentures.”

The applicable prospectus supplement for a series of debt securities we issue will describe, among other things, the following terms of the offered debt securities:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

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The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

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The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•	The place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Provisions relating to subsidiary guarantees, if any.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

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Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

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If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

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If the debt securities are not to be issued in book-entry form only and held by DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may

•	be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

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The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

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Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

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Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indentures.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the applicable indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the applicable indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the applicable indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at our option or at the option of the holder;

•	any requirements with respect to the reservation of shares of securities for purposes of conversion;

•	provisions for adjustment of the conversion price or the exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities; or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

•	in global form, see “—Legal Ownership of Securities—Global Securities;” or

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in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee described in the debt securities. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and Paying Agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the place and time described in the debt securities. You must make arrangements to have your payments picked up at or wired from that place. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars may be made, at the office of our paying agent described in a prospectus supplement (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, Central and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, Central and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•

We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

•

immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security;

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

•	adversely affecting any right of repayment at the holder’s option;

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

•	impairing your right to sue for payment or to convert or exchange a security;

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indentures or to waive certain defaults;

•	reducing the requirements for quorum or voting with respect to the debt securities;

•	modifying any other aspect of the provisions of the indentures dealing with modification and waiver except to increase the voting requirements;

•	change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote. The second type of change to the indentures and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Senior and Subordinated Debt Securities—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Senior and Subordinated Debt Securities—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Satisfaction and Discharge

The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when

(1) either:

•	all debt securities of that series have been delivered to the trustee for cancellation; or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year; we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable); and

(2) the following conditions have been satisfied:

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•

Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Senior and Subordinated Debt Securities—Subordination.”

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under “—Senior and Subordinated Debt Securities—Subordination.” In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indentures and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to our Senior Indebtedness (as such term is defined in the subordinated indenture) and equally with all our other unsecured and subordinated debt. See “—Senior and Subordinated Debt Securities—Subordination.”

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•

We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “—Senior and Subordinated Debt Securities—Events of Default.”

In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and Central and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have, and we may in the future incur additional Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Guarantees

A series of debt securities may be guaranteed by some of our subsidiaries, if those guarantees are provided for in the supplemental indenture relating to that series of debt securities. If guarantees are issued in connection with any debt securities, the terms of those guarantees and the names of our subsidiaries which are providing the guarantees will be identified in the applicable prospectus supplement.

The Trustee

Wells Fargo Bank, National Association, is the trustee under the indenture governing the senior debt securities. The initial trustee under the indenture under which the subordinate debt securities will be issued will be identified in a prospectus supplement. Under each indenture, the trustee will also be the initial paying agent and registrar for the debt securities.

The indentures provide that, except during the continuance of an event of default under the indentures, the trustee under the indentures will perform only such duties as are specifically set forth in the indentures. Under the indentures, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indentures, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indentures will exercise such rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference in the indentures contain limitations on the rights of the trustee under such indentures, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indentures is permitted to engage in other transactions. However, if the trustee under the indentures acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or, if this does not eliminate the conflict of interest, (2) both the indentures.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Central and the trustee do not supervise the depositary in any way.

•	The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities.”

•	The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we elect to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Governing Law

The indentures for the senior and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereat.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 80,000,000 shares of common stock, 100,000,000 shares of Class A common stock, 3,000,000 shares of Class B stock and 1,000,000 shares of preferred stock. At September 25, 2010, there were 16,258,704 shares of common stock, 43,696,426 shares of Class A common stock and 1,652,262 shares of Class B stock, and there were approximately 154 holders of record of our common stock, 199 holders of record of our Class A common stock, and 5 holders of record of our Class B stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding.

The following description of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of our capital stock contained in our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

Common Stock, Class A Common Stock and Class B Stock

Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the common stock, Class A common stock, and the Class B stock are identical in all respects, except that (i) the holders of common stock are entitled to one vote per share, the holders of Class B stock are entitled to the lesser of ten votes per share or 49% of the total votes cast, and the holders of Class A common stock generally have no voting rights unless otherwise required by Delaware law, as described below; (ii) stock dividends on common stock may be paid only in shares of common stock and stock dividends on Class B stock may be paid only in shares of Class B stock and (iii) shares of Class B stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “Conversion Rights and Restrictions on Transfer of Class B Stock.” Except as described above, issuances of additional shares of Class B stock and modifications of the terms of the Class B stock require the approval of a majority of the holders of the common stock and Class B stock, voting as separate classes. Our amended and restated certificate of incorporation provides that the number of authorized shares of Class A common stock may be increased or decreased (but not below the number of outstanding shares of Class A common stock then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the common stock and Class B stock, voting together as a single class, without a vote by any holders of Class A common stock. Under the Delaware General Corporation Law, any amendments to the certificate of incorporation altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A common stock, requires the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together, and these voting rights are specifically included in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of common stock and Class B stock, voting separately as a class. Except as described above or as required by law, holders of common stock and Class B stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

Each share of common stock, Class A common stock and Class B stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available therefor. The common stock, Class A common stock and Class B stock share equally, on a share-for-share basis, in any cash dividends declared by our board of directors.

Stockholders have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any preferred stock, all holders of common stock, Class A common stock and Class B stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of our company. No common stock, Class A common stock or Class B stock is subject to redemption or a sinking fund.

Conversion Rights and Restrictions on Transfer of Class B Stock. Neither the common stock nor the Class A common stock has any conversion rights. However, at the option of the holder, each share of Class B stock is convertible at any time and from time to time into one share of common stock. If at any time the holders of a majority of outstanding shares of Class B stock vote to convert the outstanding shares of Class B stock to common stock, then all outstanding shares of Class B stock shall be deemed automatically converted into shares of common stock.

Our amended and restated certificate of incorporation provides that any holder of shares of Class B stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to us for conversion into an equal number of shares of common stock upon such transfer. Thereafter, such shares of common stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

Shares of Class B stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, “Permitted Transferees”). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B stock will automatically convert into equal number of shares of common stock. Accordingly, no trading market is expected to develop in the Class B stock and the Class B stock will not be listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights. The disproportionate voting rights of the common stock, Class A common stock and Class B stock could have an adverse effect on the market price of the common stock and of the Class A common stock. Such disproportionate voting rights may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B stock. Accordingly, such disproportionate voting rights may deprive holders of common stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

The common stock and Class A common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Our common stock and Class A common stock are listed on the Nasdaq Global Select Market under the symbols “CENT” and “CENTA,” respectively. The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, 525 Market Street, Suite 3500, San Francisco, CA 94105. Their phone number is (800) 356-2017.

Preferred Stock

Under our amended and restated certificate of incorporation, we may issue up to 1,000,000 shares of preferred stock. We currently have no outstanding shares of preferred stock.

Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock or the Class A common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock, Class A common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved common stock, Class A common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the acquisition of our company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.

Our bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or by written consent. Our bylaws also provide that special meetings of stockholders can be called by the board of directors, the chairman of the board, if any, the president or at the request of stockholders holding not less than 10% of the total voting power. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes stated in the notice of such meeting. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF THE WARRANTS

We may issue warrants, including warrants to purchase common stock, Class A common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale or other disposition by certain selling securityholders to be identified in a prospectus supplement of up to 3,219,885 shares of Class A common stock issued to affiliates in connection with the Company’s dividend of Class A common stock in February 2007 and received pursuant to equity awards and 1,395,063 shares of common stock held by affiliates that were purchased in open market transactions and received pursuant to equity awards.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, or Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 5110(h) of the Corporate Financing Rule of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Other than the common stock and the Class A common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF THE SECURITIES

The validity of the securities issued hereunder will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Central Garden & Pet Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also inspect, read, and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at:

The Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549.

You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

You may also obtain information about us at our Internet website at http://www.central.com. However, the information on our website does not constitute a part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Notwithstanding this statement, however, you may rely on information that has been filed at the time you made your investment decision. We incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended September 26, 2009;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 2009, March 27, 2010 and June 26, 2010;

(c)	Our Current Reports on Form 8-K filed November 19, 2009, January 21, 2010, February 3, 2010, February 22, 2010, March 8, 2010, April 22, 2010, May 5, 2010, May 20, 2010, June 10, 2010, July 1, 2010 and August 4, 2010 excluding any information that was furnished to (and not filed with) the SEC;

(d)	The description of our capital stock in our registration statement on Form 8-A (File No. 000-20242) filed March 31, 1993, as amended by the Fourth Amended and Restated Certificate of Incorporation, attached as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (File No. 000-20242); and

(e)	The description of our Class A Common Stock in our registration statement on Form 8-A (File No. 001-33268) filed January 24, 2007.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of any offering made hereby.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Central Garden & Pet Company

1340 Treat Blvd., Suite 600

Walnut Creek, CA 94597

Attention: Investor Relations

Telephone: 1-925-948-4000

You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. All of the amounts shown are estimates except the registration fee.

SEC registration fee	$74,729
Rating agency fees (1)	150,000
Legal fees and expenses (1)	100,000
Accounting fees and expenses (1)	40,000
Financial printers fees and expenses (1)	50,000
Trustee fees and expenses (1)	20,000
Transfer agent fees and expenses (1)	10,000
Miscellaneous expenses (1)	30,271

Total	$475,000

(1)	Estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have indemnified each of our directors and officers and, subject to the discretion of the Board of Directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by the DGCL.

We carry directors’ and officers’ liability insurance that covers certain liabilities and expenses of our directors and officers.

Item 16. Exhibits.

Exhibit Number	Exhibit

1.1	Form of Equity Underwriting Agreement.*

1.2	Form of Debt Underwriting Agreement.*

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 10-K for the fiscal year ended September 30, 2006).

4.2	Copy of Registrant’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Company’s Form 10-Q for the fiscal quarter ended March 28, 2009).

4.3	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 33-48070)).

4.4	Specimen Class A Common Stock Certificate (incorporated by reference from Exhibit 1 to Form 8-A, SEC File No. 001-33268).

4.5	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

4.6	Indenture, dated as of March 8, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed March 8, 2010).

4.7	Form of Subordinated Indenture (incorporated by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (SEC File No. 333-122031)).

4.8	Form of Senior Note.*

4.9	Form of Subordinated Note.*

4.10	Form of Warrant Agreement (together with form of Warrant Certificate).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of Independent Registered Public Accounting Firm.†

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on pages II-5 through II-25).†

25.1	Statement of Eligibility and Qualification on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.†

25.2	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.*

*	To be filed by amendment or Form 8-K.
†	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K):

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which as registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

CENTRAL GARDEN & PET COMPANY

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* John B. Balousek	Director	November 12, 2010

* David N. Chichester	Director	November 12, 2010

* Alfred A. Piergallini	Director	November 12, 2010

* Brooks M. Pennington III	Director	November 12, 2010

* John R. Ranelli	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

ALL-GLASS AQUARIUM CO., INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President, Finance and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William E. Brown	Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Randy Sieve	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Mark S. Cavanaugh	Director	November 12, 2010

* Glen R. Fleischer	Director	November 12, 2010

* Stuart W. Booth	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

B2E BIOTECH, LLC

By:	B2E Corporation, as manager

By:	/S/ STUART W. BOOTH
Stuart W. Booth Vice President—Finance and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman & Chief Executive Officer (Principal Executive Officer)	November 12, 2010

* Robert Roder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Vice President—Finance and Secretary and Director of B2E Corporation, as manager	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

B2E CORPORATION

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President—Finance and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Robert Roder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Director	November 12, 2010

* Kay M. Schwichtenberg	Director	November 12, 2010

* Frank Jusich	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

CEDAR WORKS, LLC

By:	Central Garden & Pet Company, as manager

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	President and Chief Executive Officer (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Finance and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as manager	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

FARNAM COMPANIES, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President—Finance, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric N. Blomquist	President and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President—Finance, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* Michael A. Reed	Director	November 12, 2010

* Kay M. Schwichtenberg	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

FOUR PAWS PRODUCTS LTD.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Allen J. Simon	Chief Executive Officer, President and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* Glen R. Fleischer	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

GRANT LABORATORIES, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

GRO TEC, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President—Finance and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	President and Director (Principal Executive Officer)	November 12, 2010

* Grady Gill	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* W. Dan Pennington	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

GULFSTREAM HOME & GARDEN, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Treasurer, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	President and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Treasurer, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

INTERPET USA, LLC

By:	Central Garden & Pet Company, as sole member

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Glen R. Fleischer	Chief Executive Officer (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, the sole member	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

KAYTEE PRODUCTS, INCORPORATED

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher A. Mings	President and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President and Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* Glen R. Fleischer	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

MATSON, LLC

By:	Central Garden & Pet Company, as manager

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher A. Mings	President (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President—Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, the sole member	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

MATTHEWS REDWOOD AND NURSERY
SUPPLY, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

NEW ENGLAND POTTERY, LLC

By:	Central Garden & Pet Company, as sole member

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, the sole member	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

PENNINGTON SEED, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* W. Dan Pennington	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

PENNINGTON SEED, INC. OF NEBRASKA

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President––Finance and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	President and Director (Principal Executive Officer)	November 12, 2010

* Grady Gill	Secretary, Chief Financial Officer, Executive Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* W. Dan Pennington	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

PETS INTERNATIONAL, LTD.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Glen R. Fleischer	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Randy Sieve	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* Christopher A. Mings	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

SEEDS WEST, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President—Finance and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	President and Director (Principal Executive Officer)	November 12, 2010

* Grady Gill	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Ronald Stapp	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

T.F.H. PUBLICATIONS, INC.

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Senior Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Glen S. Axelrod	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Senior Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* Glen R. Fleischer	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2010.

WELLMARK INTERNATIONAL

By:	/S/ STUART W. BOOTH
Stuart W. Booth
Vice President––Finance and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Stuart W. Booth	Vice President—Finance and Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010

* William E. Brown	Director	November 12, 2010

* Kay M. Schwichtenberg	Director	November 12, 2010

*By:	/S/ STUART W. BOOTH
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	Form of Equity Underwriting Agreement.*

1.2	Form of Debt Underwriting Agreement.*

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 10-K for the fiscal year ended September 30, 2006).

4.2	Copy of Registrant’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Company’s Form 10-Q for the fiscal quarter ended March 28, 2009).

4.3	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 33-48070)).

4.4	Specimen Class A Common Stock Certificate (incorporated by reference from Exhibit 1 to Form 8-A, SEC File No. 001-33268).

4.5	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

4.6	Indenture, dated as of March 8, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed March 8, 2010).

4.7	Form of Subordinated Indenture (incorporated by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (SEC File No. 333-122031)).

4.8	Form of Senior Note.*

4.9	Form of Subordinated Note.*

4.10	Form of Warrant Agreement (together with form of Warrant Certificate).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of Independent Registered Public Accounting Firm.†

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on pages II-5 through II-25).†

25.1	Statement of Eligibility and Qualification on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.†

25.2	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.*

*	To be filed by amendment or Form 8-K.
†	Previously filed.